Exhibit 99.3

BGC Partners Completes Acquisition of Berkeley Point

Company Takes Minority Stake in a New Real Estate Finance and Investment Business

BGC Also Closes Debt Financing of $975 Million

NEW YORK, NY – September 8, 2017—BGC Partners, Inc. (NASDAQ: BGCP) (“BGC Partners”, “BGC”, or the “Company”), a leading global brokerage company servicing the financial and real estate markets, announced today that it has completed the previously announced acquisition of Berkeley Point Financial LLC1 for $875 million.

Management Comments

Howard W. Lutnick, Chairman and Chief Executive Officer of BGC Partners, said: “We believe that the addition of Berkeley Point will dramatically increase the scale and scope of Newmark.2 We expect the combination of Berkeley Point, a top five GSE multifamily lender, ARA, our top three multifamily capital markets business, and our fast-growing commercial mortgage brokerage business to generate substantial revenue synergies across our businesses.

“We are also pleased to announce our new Credit Agreements. With broad-based support from leading banks, we have financed this transaction, as well as significantly increased BGC’s revolver capacity going forward.”

Minority Investment in New Real Estate Finance and Investment Business

BGC has also completed the previously announced investment of $100 million in cash for approximately 27 percent of the capital (the “Company Investment”) in a commercial real estate-related finance and investment business along with Cantor Fitzgerald, L.P.3 The Berkeley Point acquisition and the Company Investment (together, the “Transactions”) are expected to be immediately accretive to the Company’s earnings per share.

Berkeley Point and the Company Investment will be part of BGC’s Real Estate Services segment.

Credit Agreements

In connection with the Transactions, the Company has entered into two credit agreements (the “Credit Agreements”) with participating financial institutions. The first Credit Agreement makes available to BGC a $400 million two-year unsecured senior revolving credit facility (the “Revolving Credit Facility”). The second Credit Agreement provides for a $575 million unsecured senior term loan (the “Term Loan Facility”) maturing on the second anniversary of the BPF acquisition closing date. The interest rates of the Credit Agreements are LIBOR plus 225 basis points, subject to adjustments based on pricing grids dependent on the Company’s credit ratings with Standard & Poor’s and Fitch. The Credit Agreements also contain certain other customary financial covenants.

On September 8, 2017, the Company drew $400 million under the Revolving Credit Facility and $575 million under the Term Loan Facility (together, the “Borrowing”). BGC utilized the funds, together with cash on hand, to finance the Transactions, and to pay expenses related to the Transactions and the financing. A portion of the Borrowing was also used to repay in full the outstanding balance of $150 million under the Company’s previously existing revolving credit agreement, dated as of February 25, 2016. BGC expects to repay the Borrowing from future financing arrangements, existing financing sources, cash on hand, and/or future equity issuances. The Term Loan Facility is also subject to mandatory prepayment, with 100% of net cash proceeds of all material asset sales and debt and equity issuances, subject to certain customary exceptions.

[1]	The acquisition of Berkeley Point Financial LLC includes its wholly owned subsidiary Berkeley Point Capital LLC, which together may be referred to as “Berkeley Point” or “BPF”.
[2]	“Newmark” may be used interchangeably with “Newmark Knight Frank”, “NKF”, and the Company’s “Real Estate Services” business or segment.
[3]

Cantor Fitzgerald, L.P. and/or certain of its affiliates or subsidiaries are collectively referred to as “Cantor”, while the commercial real estate-related finance and investment business may be referred to as the “Real Estate LP”.

Bank of America Merrill Lynch acted as the left side joint lead arranger, joint bookrunner and administrative agent for the Credit Agreements. Banks acting as joint lead arrangers, joint bookrunners, and syndication agents are: Goldman Sachs Bank USA; Citigroup Global Markets Inc.; Capital One, N.A.; and PNC Bank, N.A. Additional banks participating in the Credit Agreements are: Mizuho Bank, Ltd. (also a syndication agent); Industrial and Commercial Bank of China Ltd. (also the documentation agent); Stifel Bank & Trust; BMO Harris Bank N.A.; Regions Bank; Associated Bank, N.A.; and BankUnited, N.A.

Additional Information

See the Company’s press release and investor presentation, both dated July 18, 2017, as well as BGC’s Current Report on Form 8-K filed with the Securities and Exchange Commission (the “SEC”) on July 21, 2017 for previously disclosed information about the Transactions. Additional information about the Transactions and the Credit Agreements will be included in SEC filings expected to be made by BGC in the next few days. All of this information will be available at ir.bgcpartners.com.

Sandler O’Neill & Partners, L.P. served as financial advisor to the Special Committee of the Board of Directors of BGC (consisting of all four of BGC’s independent directors) in connection with the Transactions, and Debevoise & Plimpton LLP served as legal advisor to the Special Committee. Cantor Fitzgerald & Co. served as Cantor’s financial advisor in connection with the Transactions, and Wachtell, Lipton, Rosen & Katz served as Cantor’s legal advisor.

This press release does not constitute an offer to sell or the solicitation of an offer to buy any securities.

Discussion of Forward-Looking Statements

Statements contained or incorporated by reference herein regarding BGC, Berkeley Point, the Real Estate LP, the Berkeley Point acquisition, the Company Investment, the Credit Agreements or the Borrowing that are not historical facts are “forward-looking statements” that involve risks and uncertainties, which could cause actual results to differ from those contained in the forward-looking statements. Factors that could cause actual results to differ from those contained in the forward-looking statements include, but are not limited to: the possibility that there may be an adverse effect or disruption from the Berkeley Point acquisition, the Company Investment, the Credit Agreements or the Borrowing that negatively impacts BGC’s businesses; the possibility that the anticipated benefits of the Transactions to BGC may not be realized as presently contemplated or at all; and the possibility that changes in interest rates, commercial real estate values, the regulatory environment, the effects of weather events or natural disasters, pricing or other competitive pressures, and other market conditions or factors could cause the results of BGC or Berkeley Point to differ from the forward-looking statements contained or incorporated by reference herein. For a discussion of additional risks and uncertainties, which could cause actual results to differ from those contained in the forward-looking statements, see BGC’s SEC filings, including, but not limited to, the risk factors set forth in the most recent Form 10-K and any updates to such risk factors contained in subsequent Forms 10-Q or Forms 8-K. Except as required by law, BGC undertakes no obligation to update any forward-looking statements.

About BGC Partners, Inc.

BGC Partners is a leading global brokerage company servicing the financial and real estate markets. BGC owns GFI Group Inc., a leading intermediary and provider of trading technologies and support services to the global OTC and listed markets. The Company’s Financial Services offerings include fixed income securities, interest rate swaps, foreign exchange, equities, equity derivatives, credit derivatives, commodities, futures, insurance brokerage, and structured products. BGC provides a wide range of services, including trade execution, broker-dealer services, clearing, trade compression, post trade, information, and other services to a broad range of financial and non-financial institutions. Through brands including FENICS, BGC Trader, Capitalab, Lucera, and FENICS Market Data, BGC offers financial technology solutions, market data, and analytics related to numerous financial instruments and markets.

Real Estate Services are offered through brands including Newmark Knight Frank, Newmark Cornish & Carey, Berkeley Point, ARA, Computerized Facility Integration, Newmark Knight Frank Valuation & Advisory, and Excess Space. Under these names and others, the Company provides a wide range of commercial real estate services, including leasing and corporate advisory, investment sales and financial services, consulting, project and development management, property and facilities management, the origination and sale of multifamily loans through government-sponsored and government-funded loan programs, as well as the servicing of commercial real estate loans, including those it originates.

BGC’s customers include many of the world’s largest banks, broker-dealers, investment banks, trading firms, hedge funds, governments, corporations, property owners, real estate developers, and investment firms. BGC’s common stock trades on the NASDAQ Global Select Market under the ticker symbol (NASDAQ: BGCP). BGC also has an outstanding bond issuance of Senior Notes due June 15, 2042, which trade on the New York Stock Exchange under the symbol (NYSE: BGCA). BGC Partners is led by Chairman and Chief Executive Officer Howard W. Lutnick. For more information, please visit http://www.bgcpartners.com. You can also follow the Company at https://twitter.com/bgcpartners and/or https://www.linkedin.com/company/bgc-partners.

BGC, BGC Trader, GFI, FENICS, FENICS.COM, Besso, Sunrise, Capitalab, Swaptioniser, ColleX, Newmark, Grubb & Ellis, Berkeley Point, ARA, Computerized Facility Integration, Landauer, Lucera, Excess Space, Excess Space Retail Services, Inc., and Grubb are trademarks/service marks, and/or registered trademarks/service marks and/or service marks of BGC Partners, Inc. and/or its affiliates. Knight Frank is a service mark of Knight Frank (Nominees) Limited.

Media Contact:

Karen Laureano-Rikardsen
+1 212-829-4975

Investor Contacts:
Jason McGruder or Kelly Collar
+1 212-610-2426